UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 12, 2015

YUMMY FLIES, INC.
(Exact Name of Registrant as Specified in Charter)
COLORADO	000-54888	20-8496798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1848 South Lamar Ct. Lakewood, CO 80232
(Address of Principal Executive Offices) (Zip Code)

(303) 619-2503
 (Registrant's telephone number, including area code)
N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                           Other Events

On November 8, 2015, we received written consent from our company's board of directors to amend the Corporation's Articles of Incorporation to effect a reverse stock split, such that up to fifteen (15) shares of the issued and outstanding Common Stock of the Corporation may be reversed split into one (1) share of Common Stock of the Corporation (the "Stock Split").  The Stock Split may to be effectuated as such time as the Chief Executive Officer of the Company shall deem necessary and appropriate.  This Stock Split will effect only issued and outstanding shares.  Each record and beneficial holder who would receive a fractional share as a result of the reverse split shall receive, in lieu thereof, a whole share.
The Stock Split will not be effective until after filing by the Corporation of an amendment of the Corporation's Articles of Incorporation.

In addition, the Corporation will file a corporation action notification with FINRA to effect the Stock Split on the market, and must receive approval thereof prior to filing amended Articles of Incorporation.

If the Corporation's Chief Executive Officer elects to proceed with the Stock Split, we will announce the effectiveness of the amendment on the market by filing a Current Report on Form 8-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMMY FLIES, INC.
November 12, 2015	By: /s/ Gary Okizaki
Gary Okizaki Chief Executive Officer